UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2003

ENDOCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27212	33-0618093
(Commission File Number)	(IRS Employer Identification No.)

201 Technology Drive, Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 450-5400
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

As previously reported by Endocare, Inc. (the “Company”) in a press release dated March 12, 2003 and a Form 8-K filed on March 27, 2003, John V. Cracchiolo, has been appointed President of Endocare’s Interventional Radiology business group. Previously, Mr. Cracchiolo served as the Company’s Chief Operating Officer, Chief Financial Officer and Secretary. Mr. Cracchiolo’s new position will provide him the time to focus on new growth opportunities within the Company. A copy of Mr. Cracchiolo’s new employment agreement is attached as an exhibit to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Employment Agreement, dated March 3, 2003, between Endocare, Inc. and John V. Cracchiolo.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC

By: /s/ Katherine Greenberg
Date: April 8, 2003
Katherine Greenberg Chief Financial Officer

2